Exhibit 10.11

LEASE AGREEMENT

BETWEEN

MECHAM PARKVIEW ASSOCIATES, L.L.C

dba

PARKVIEW PLAZA OFFICE BUILDING II (Landlord)

and

LEEWAY SERVICES, INC. (Tenant)

Dated this 30 day of September 2022

TABLE OF CONTENTS

SECTION I. SUMMARY OF LEASE AGREEMENT		1
1.01	Term	1
1.02	Parties	1
1.03	Building and Premises	1
1.04	Size of Premises	1
1.05	Use of Premises	1
1.06	Basic Rent	1
1.07	Maximum amount of costs of operation and maintenance of the building	2
1.08	Brokerage	2
1.09	Pro rata percentage	2
1.10	Security Deposit	2
SECTION II. PARTIES, TERM, PREMISES
2.01	Parties	2
2.02	Building	2
2.03	Premises	2
2.04	Term	3
2.05	Possession of Premises:	2
	2.05-1 Commencement Date	2
	2.05-2 Acceptance of Premises	3
SECTION III. RENT, ADJUSTMENTS TO RENT, COSTS OF OPERATION AND MAINTENANCE, SECURITY DEPOSIT, LANDLORD’S LIEN		3
3.01	Rent; When Due; Where Paid	3
	3.01-1 Basic Rent	3
	3.01-2 Past Due Rent, Additional Assessments and Charges	3
3.02	Costs of Operation and Maintenance	3
3.03	Pro Rata Share and Payment	5
3.04	Definition of Property Taxes	5

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SECTION IV. USE, RESTRICTIONS ON USE, BUILDING REGULATIONS, QUIET ENJOYMENT, SERVICES BY LANDLORD		6
4.01	Use	6
4.02	Restrictions on Use	6
4.03	Building Regulations	7
4.04	Quiet Enjoyment	7
4.05	Services by Landlord; Times and Level Furnished.	7
SECTION V. PARKING		9
5.01	General	9
5.02	Employee Parking	10
5.03	vistor Parking	10
5.04	Other Parking Users	10
SECTION VI. ASSIGNMENT, SUBLET, RECAPTURE OF PREMISES, MORTGAGE BY LANDLORD, SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATE, NOTICE TO MORTGAGEE, SALE BY LANDLORD		11
6.01	Assignment and Subletting	11
6.02	Mortgage by Landlord.	11
6.03	Rights of Mortgagee	11
6.04	Attornment	11
6.05	Estoppel Certificate	12
6.06	Notice to Landlord	12
6.07	Sale by Landlord	12
6.08	Modifications for Lender	12
SECTION VII. MAINTENANCE AND REPAIRS, RIGHT OF ENTRY, ALTERATIONS, LIENS, SIGNS		12
7.01	Maintenance and Repairs by Tenant	13
	7.01-1 Landlord’s Right to Maintain or Repair	13
7.02	Landlord’s Right of Entry	13
7.03	Maintenance by Landlord	13

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7.04	Alterations by Tenant	14
7.05	Alterations by Landlord.	14
7.06	No Eviction	15
7.07	Liens	15
7.08	Signs	15
SECTION VIII. INSURANCE, INDEMNITY, SUBROGATION		15
8.01	Insurance and Indemnity	15
8.02	Landlord’s Insurance	16
8.03	Waiver of Recovery	16
8.04	Indemnity	16
SECTION IX. DAMAGE AND DESTRUCTION		17
9.01	Damage and Destruction	17
SECTION X. CONDEMNATION		17
10.01	Condemnation: Award: Termination	17
SECTION XI. SURRENDER OF PREMISES		18
11.01	Surrender at Expiration	18
11.02	Title to Improvements	18
11.03	Removal of Furniture: Trade Fixtures: Abandonment	18
	11.03-1 Personal Property	17
	11.03-2 Fixtures. Equipment and Improvements	18
SECTION XII. DEFAULT, EVENTS, REMEDIES		19
12.01	Events of Default	19
12.02	Remedies in Event of Default	20
SECTION XIII. MISCELLANEOUS PROVISIONS		21
13.01	Waiver	21
13.02	Holding Over	21
13.03	Landlord Paving Claims	21
13.04	Notices	21

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13.05	Prevailing Party	22
13.06	Designated Parties	22
13.07	Successors	22
13.08	Joint and Several Liability	22
13.09	Merger	22
13.10	Relationship of Parties	22
13.11	Entire Agreement Captions	22
13.12	Severability	23
13.13	Gender	23
13.14	Building Name	23
13.15	Brokerage	23
13.16	Corporate Authority	23
13.17	Force Majeure	23
13.18	Hazardous Material	24
13.19	Recording	25
1320	Computation of Time Periods	25
13.21	Incorporation of Exhibits	25
13.22	Consent and Approvals

EXHIBIT “A”	Leased Premises

EXHIBIT “B”	Personal Guaranty

EXHIBIT “C”	Building Rules & Regulations

EXHIBIT “D”	Tenant improvements

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SECTION I.

SUMMARY OF LEASE AGREEMENT

1.01       TERM: Three (3) years

Commencement Date: November 1,2022	Expiration Date: October 31,2025,

1.2        PARTIES:

LANDLORD:	TENANT:

MECHAM PARKVIEW ASSOCIATES, L.L.C.	LEEWAY SERVICES, INC. a Nevada Corporation

Address for Notices:	Address for Notices:
Mecham Parkview Associates, L.L.C.	2150 South 1300 East, Suite 360
C/O Mecham Management, Inc.	Salt Lake City, Utah 84106
P/O Box 521448
Salt Lake City, Utah 84152-1448	Copy to:

1.03	BUILDING AND PREMISES:

Premises	(see attached floor plan)
(As defined in Exhibit “A” attached hereto)

Building	PARKVIEW PLAZA II OFFICE BUILDING

Address of Building	2150 South 1300 East

City, State, Zip	Salt Lake Citv. Utah 84106

1.04	SIZE OF PREMISES:	Approximately 3492 square feet of rentable area; 13 Parking spaces
Approximately 2968 square feet of usable area

1.5	USE OF PREMISES: Office Space

1.6	BASIC RENT: Commencement date of rental payment: AUGUST 1,2021

Date	Annual	Monthly	P.S.F	Improvement	Total Payment
11-1-22 to 10-31-23	$108,252.00	$9,021.00	$31.00	$908.45	$9,929.45
11-1-23 to 10-31-24	$112,582.08	$9,381.84	$32.24	$908.45	$10,290.29
11-1-24 to 10-31-25	$117,085.36	$9,757.11	$33.53	$908.45	$10,665.56

Late fee of 5.0% of total rent due after a grace period of seven days from due date. Rental due date is the first day of each month.

Landlord initial	/CM/

Tenant initial	/KM/

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1.07      MAXIMUM AMOUNT OF COSTS OF OPERATION AND MAINTENANCE OF THE BUILDING to be borne by Landlord: Actual costs incurred in the operations and maintenance of Parkview Plaza II in 2022 (Base Year). The Base Year costs shall be grossed up to a basis of 100% occupancy (for all variable costs). Tenant’s obligation to reimburse Landlord for costs in excess of the base year shall commence January 1,2023.

1.08	BROKERAGE: NONE

1.09	PRO RATA PERCENTAGE:

Approximate rentable square feet of building 90,213

Approximate rental square feet of premises     3492

Pro rata percentage of rental square feet attributable to premises    3.87

1.10     SECURITY DEPOSIT: Ten Thousand Dollars ($10,000.00) paid at time of Lease execution.

SECTION II. PARTIES. TERM. PREMISES

2.01	Parties

The parties to this lease are as shown in paragraph 1.02 of this lease.

2.02	Building

As used herein, the term Building shall mean the office building known as Parkview Plaza II located at approximately 2150 South 1300 East in Salt Lake City, Utah. The term also includes the premises, plaza, parking structure, grounds and common areas associated with the office building.

2.03	Premises

Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in paragraph 1.03 of this Lease situated in the Building named in paragraph 1.03. The Premises are indicated in Exhibit “A” attached hereto and by this reference made part of hereof. The approximate square footage of the Premises is shown in Paragraph 1.04 and the percentage that the Premises represent of the rentable area of the Building is shown in paragraph 1.09. Under the terms of this Lease for the Premises, Tenant shall have the nonexclusive right to use all common areas, grounds, plaza, and non-exclusive parking of the Building as defined in paragraph 2.02 above.

2.04	Term

The commencement and expiration date of this lease are as shown in paragraph 1.01 of this lease.

2.05	Possession of Premises: Upon the commencement date of this Lease.

2.05-1	Commencement Date

The commencement date of this Lease shall be November 1, 2022.

2.05-2	Acceptance of Premises

Landlord initial	/CM/

Tenant initial	/KM/

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Except as otherwise provided in this Lease, as of the Commencement Date of this Lease, Tenant is occupying all or a portion of the Premises which shall be conclusive that the Premises are in satisfactory condition and acceptable to Tenant.

SECTION III, RENT, ADJUSTMENTS TO RENT, COSTS
OF OPERATION AND MAINTENANCE, SECURITY
DEPOSIT, LANDLORD’S LIEN

3.01	Rent; When Due; Where Paid

All moneys payable by Tenant to Landlord under this Lease shall be deemed to be rent and shall be payable and recoverable as rent in the manner herein provided and Landlord shall have all rights against Tenant for default of any such payment. Rent shall be paid to Landlord in advance, on the first day of each calendar month, during the entire term of this Lease, without prior demand, (and except as otherwise expressly provided herein without deduction or set-off), in legal tender of the jurisdiction in which the Building is located at the address of Landlord as set forth, or to such other person or entity or to such other address as Landlord may designate in writing. Tenant’s obligation to pay all rent due under this Lease shall survive the expiration or earlier termination of this Lease. Should this Lease commence on a day other than the first day of the month or terminate on a day other than the last day of the month, the rent for such partial month shall be pro rated based on a 365-day year.

3.01-1	Basic Rent

Tenant agrees to pay to Landlord toe basic rent as shown in paragraph 1.06 of this Lease.

3.01-2	Past Due Rent, Additional Assessments and Charges

If Tenant shall fail to pay any rent when due, such unpaid amounts shall bear interest at toe rate of fifteen percent (15%) per annum, beginning after a grace period of seven days from toe due date until toe date paid.

3.02	Costs of Operation and Maintenance

The Landlord shall determine the amount by which its budgeted cost of operation and maintenance of the Building for the current year are estimated to increase or decrease relative to the maximum amount of costs of operation and maintenance of the Building to be borne by Landlord for the base year as set forth in paragraph 1.07. The term “costs of operation and maintenance” shall be deemed to mean those expenses actually incurred by Landlord with respect to the operation and maintenance of the Building which, in accordance with accepted principles of sound accounting practice as consistently applied to the operation and maintenance of a generally first-class building, are properly chargeable to the operation and maintenance of the Building including, without limitation, utilities, heating, air conditioning, repair and maintenance, (which under generally accepted accounting principles would not be capitalized), cost of janitorial and other services and maintenance contracts therefore, supplies, wages and salaries of employees used in the management (but not any salaries or wages for employees or agents above the grade of on-site building operation or management) of the Building, and payroll taxes (and similar governmental charges) with respect thereto, or alternatively the cost of contracting for the management services with a third party, a Landlord administration fee of fifteen (15) percent of operating expenses (excluding property taxes), depreciation (on personal property owned by Landlord) or rental of personal property used in the maintenance of the Building, insurance, including fire and extended coverage, public liability and property damage and workmen’s compensation insurance and war risk and earthquake insurance, property taxes as hereinafter defined, other charges directly and properly related to the operation and maintenance of the Building. Landlord shall exclude from the cost of operation and maintenance any and all expenses relating to any operation, maintenance any and all expenses relating to any operation, maintenance or supplies provided and furnished by any Tenant at Tenant’s own expense, and any expense, otherwise chargeable as part of the cost of operation and maintenance, that solely benefits a specific tenant in the Building.

Landlord initial	/CM/

Tenant initial	/KM/

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Notwithstanding anything contained in the Lease, no expenses incurred for the following shall be included in costs of operation and maintenance herein:

(i)	Repairs or other work occasioned by fire, windstorm or other casualty (except for the cost of such repairs or other work that relates to a reasonable deductible portion of the insurance policy covering such casualty) or by the exercise of the right of eminent domain;

(ii)	Leasing commissions, accountants’ or attorneys’ fees, costs and disbursements and other expenses incurred in connection with proposals, negotiations, or disputes with tenants or other occupancies or prospective tenants, or associated with the enforcement of any leases, or the defense of Landlord’s title or interest in the Office Building and Real Estate or any part thereof, or accountants’ or attorneys’ fees incurred in connection with any proceedings in respect of taxes;

(iii)	Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space;

(iv)	Costs incurred by Landlord for any alteration, addition or equipment that is considered a capital improvement or replacement under generally accepted accounting principles;

(v)	Depreciation and amortization;

(vi)	Costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles;

(vii)	Costs of correcting defects (latent or otherwise) which arise within one (1) year after initial construction of the Building except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects;

(viii)	Expenses in connection with services or other benefits of a type that is not provided Tenant in reasonable proportion to the space lease by Tenant but that is provided to another tenant or occupant;

(ix)	Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease or any laws, statutes, orders, ordinance, or regulation related to any lease;

(x)	Costs of financing, refinancing or interest on debt or amortization payments on any mortgages or deeds of trust or any other borrowings;

(xi)	Costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy Hazardous Substances (as hereinafter defined) or asbestos containing materials; or

(xii)	Any other expense that under generally accepted accounting principles and practices consistently applied would not be considered a maintenance or operating expense.

3.03	Pro Rata Share and Payment

The Basic Rent shall be increased or decreased by a pro rata portion of the amount by which the budgeted cost (as grossed up to 100% occupancy) determined pursuant to paragraph 3.02 above shall have increased or decreased relative to the maximum amount of costs of operation and maintenance of the Building to be borne by Landlord for the base year as set forth in paragraph 1.07 of this Lease, but in no event shall the rent be less than the Basic Rent. Tenant’s share of the increase or decrease in the budgeted costs of operation and maintenance is set forth in paragraph 1.09 and shall be a sum which bears the same ratio to the amount of such increase or decrease in the budgeted cost of operation and maintenance that the rentable square feet in the Premises bears to the total rentable square feet in the Building, excluding the paricing structure. Landlord shall, within ninety (90) days after the end of each calendar year notify Tenant in writing of the actual increase or decrease in the costs of operation and maintenance for the preceding calendar year. In the event that budgeted costs are less than the actual costs of operation and maintenance set forth in paragraph 1.07, Landlord shall bill Tenant for its prorata share of the deficiency, and Tenant shall pay the entire deficiency amount within thirty (30) days. In the event the actual costs are less than the budgeted costs of operation and maintenance, Landlord shall credit Tenant for its share of the overcharged amount on the next rental due date. At least thirty (30) days prior to the beginning of each calendar year, Landlord shall prepare an operating and maintenance budget for the coming year. In the event the budgeted operating and maintenance costs, as determined in accordance with paragraph 3.02, exceed the actual costs incurred in the base year as defined in Section 1.07, Tenant shall be billed, on a monthly basis, its prorata share of the amount by which the budgeted operating and maintenance costs exceed the actual costs incurred in the base year, and the adjustment to the rent shall become effective as of the first day of the calendar year for which the budgeted costs are applicable. Tenant shall pay to Landlord on the first day of the month following such notice, and thereafter for the remainder of the calendar year the rent payments including the amount required to reimburse Landlord for Tenants share of the budgeted costs of operation and maintenance for the calendar year. If this Lease terminates on a day other than the last day of a calendar year, any increase or decrease in rent for said calendar year shall be prorated accordingly.

Landlord initial	/CM/

Tenant initial	/KM/

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3.04	Definition of Property Taxes

The term “property taxes,” as used in this Lease, is defined as all real estate taxes or personal property taxes levied with respect to the Building, and any improvements, fixtures and equipment and other property of the Landlord, real or personal, located in the Building and used by Landlord in connection with the operation of the Building and the land upon which they are situated, or any tax, general or special (currently due) assessment, or other charge of any description imposed upon Landlord or in respect of the Building including, without limitation, a tax upon any rent there from or any occupancy or use thereof, in lieu of or in addition to real estate or personal property taxes, but excluding any of Landlord’s franchise or estate taxes or any tax imposed upon Landlord’s general income or revenues. Tenant hereby agrees to pay all taxes which may be levied with respect to Tenant’s personal property located upon the Premises, including without limitation, the portion of the improvements to the Premises the cost of which was borne by Tenant and not covered by any allowance for improvements granted to Tenant by Landlord, furniture, office equipment and other furnishings, and Tenant agrees to use reasonable efforts to cause such personal property to be taxed or assessed separately from the Premises and not as a lien thereon. The Landlord shall have the right in its discretion to contest the amount or validity of any property taxes by appropriate legal proceedings and to include in the cost of operation and maintenance the reasonable and appropriate costs of any such contest. Landlord shall contest such assessment by appropriate legal proceedings upon Tenant’s request to do so provided tenants in the building (including Tenant) occupying more than fifty percent (50%) of the space in the Building join in Tenant’s request, in which event the cost of said proceedings may be included in costs of operation and maintenance. However, Tenant’s obligations to reimburse Landlord for property taxes shall not include penalties and interest for taxes not paid when due. It is expressly agreed that property taxes and penalties not paid by Landlord in prior years are not to be included in operating and maintenances expenses.

SECTION IV. USE, RESTRICTIONS ON USE, BUILDING REGULATIONS,
QUIET ENJOYMENT, SERVICES BY LANDLORD

Landlord initial	/CM/

Tenant initial	/KM/

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4.01	Use

Premises shall be used only for the use specified on the cover page of this Lease and for no other use. Tenant shall, at Tenant’s expense, comply with all laws, rules, regulations, requirements, and ordinances governing Tenant’s business activities in the Premises enacted or imposed by any governmental unit having jurisdiction over the Building, Premises, Landlord or Tenant

4.02	Restrictions on Use

Tenant shall not:

4.02-1	Do or permit to be done anything which will invalidate or increase the cost of any insurance coverage on the Building and the Premises;

4.02-2	Do or permit anything to be done in the Building or on the Premises which will in a material way obstruct or interfere with the rights of other tenants or occupants of the buildings;

4.02-3	Cause, maintain or permit any nuisance in or about the Premises;

4.02-4	Commit any waste to be committed in the Premises;

4.02-5	Use or occupy Premises in violation of any laws applicable to Tenant, reasonable rules and regulations, or requirements or ordinances enacted or imposed by any governmental unit having jurisdiction over the Building, Premises, Landlord or Tenant;

4.02-6	Overload, damage or obstruct any utility lines providing services to the building or Premises;

4.02-7	Install any fixtures or equipment which will overload the floors in the Premises or in any way affect the structural capacity or design of the Premises or the Building;

4.02-8	Install or affix any window coverings, window shades, draperies or material between the glass on the exterior walls of the Premises and the Building standard window coverings, window shades or draperies; or

4.02-9	Install, remove from or move into the Premises any furniture, fixtures or equipment except on a day and at a time that is approved by Landlord.

4.03        Building Regulations

Tenant shall obey all rules and regulations of the Building as reasonably imposed by Landlord, which are currently set forth in Exhibit “C” and incorporated as a part of this Lease. Landlord shall have the right to make changes or additions to such rules and regulations provided such reasonable changes or additions do not modify Tenant’s rights under this Lease or unreasonably affect Tenant’s use of or access to the Premises. Landlord shall not be liable for failure of any tenant to obey such rules and regulations but Landlord shall enforce such rules and regulations against all tenants in a uniform, nondiscriminatory manner and so as to best promote the interests of the building as a first class office building. Failure by Landlord to enforce any current or subsequent rules or regulations against any tenant of the Building shall not constitute a waiver thereof. Landlord agrees that the rules and regulations of the Building shall not be changed or revised or enforced in any unreasonable way by Landlord, or not enforced or changed by Landlord in such a way as to interfere with the uses expressly permitted there under.

Landlord initial	/CM/

Tenant initial	/KM/

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4.04	Quiet Enjoyment

Tenant initial Landlord covenants and agrees that, subject to terms, covenants and conditions of this Lease, Tenant shall and may, upon observing and complying with all terms, covenants and conditions of this Lease, peaceably and quietly occupy the Premises without hindrance, disturbance or ejection by Landlord or any other person.

4.05        Services by Landlord; Times and Level Furnished

Landlord shall furnish Tenant those services hereafter described. Janitor service, refuse removal and camera security service shall be furnished after regular business hours. All other services shall be furnished during the hours of 7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 12:00 p.m. on Saturdays (except all holidays). If any services to be provided are suspended or interrupted by strikes, orders from any governmental authority or any cause beyond Landlord’s diligent control, Landlord shall not be liable for any costs or damages incurred by Tenant. Suspension or interruption shall not be deemed an eviction or relieve Tenant of performance of Tenant’s obligations under this Lease; provided that if any such services are interrupted or discontinued for any reason within Landlord’s diligent control or by reason of Landlord’s failure to perform its obligations under this lease, and such discontinuation or interruption shall continue for more than 10 days, then rent under this Lease shall abate until all such services shall be restored as provided in this Lease

Services furnished shall include and shall be in quantity and quality as are standard in other first-class office buildings in the surrounding area.

Landlord shall make every diligent effort to provide the foregoing services, but in any event, Landlord shall not be liable for damages, resulting from failure to furnish or any delay in furnishing any of the foregoing services by reason of disturbances or labor disputes of any character, or by inability to secure electricity, fuel, supplies, machinery, equipment or labor or by the making of necessary repairs or improvements to the Premises or the Building, or by the unavailability of utilities due to governmental restrictions, nor actual or constructive eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease, including Tenant’s obligation to pay Rent, provided Landlord uses reasonable efforts to cure such interruption. Notwithstanding the foregoing, however, should the failure or inability to furnish any such service due to Landlord’s negligence continue for a period of ten (10) consecutive days after written notice thereof is given by Tenant to Landlord, Rent shall thereafter abate until such service is restored by Landlord.

Services furnished:

4.05-1	Automatic elevator service in common with others on all days and normal business hours as set forth in 4.05 above provided that Landlord shall make available at least one (1) elevator at all times that are holidays and Sundays during the term of the Lease;

4.05-2	Men’s and Women’s restrooms situated on the floor on which the Premises are located together with hot and cold water for use in said restrooms;

4.05-3	Hot and cold water for any restroom or lunchroom facilities installed in Premises by Tenant;

4.05-4	A clean street-level lobby, entrance way, elevator lobbies, public corridor and other public portions of the Building for use in common with others;

4.05-5	Electric current sufficient to operate the Building’s standard fluorescent lighting fixtures and to provide one watt per square foot for wall or floor duplex receptacles installed in Premises;

4.05-6	Relamping and maintaining building standard fluorescent lighting fixtures installed in Premises. Mass relamping and cleaning of fixtures shall occur as needed;

Landlord initial	/CM/

Tenant initial	/KM/

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4.05-7	Heating, ventilating and air conditioning sufficient to provide, in Landlord’s judgment, reasonable comfort for the Premises. Tenant is responsible for any additional cooling requirements necessitated by the Tenant’s Information/Technology facilities;

4.05-8	Janitor service and refuse removal on Monday through Friday (exclusive of holidays). The level of janitor service and refuse removal provided shall be equal to or better than other first class office buildings in the Salt Lake City area and shall include vacuuming or sweeping floors, cleaning of windows (interior and exterior) and refuse removal, cleaning of walls, cleaning of restroom facilities, kitchen facilities, spot cleaning of carpets and walls. Landlord shall also maintain all common areas of the Building. All such services shall be consistent with or better than other first-class office buildings in the surrounding area;

4.5.9	An after-hours watchman patrol within the Building only to the extent Landlord believes is reasonably necessary to protect the Building and it contents. Even though security is provided, Landlord assumes no liability for injury or death to Tenant, its agents, employees or visitors or for loss, damage or theft of Tenant’s installations, equipment or property; and

4.05-10	Snow and ice removal from parking areas and structures, parking area and structure sweeping, maintenance, painting and repair.

SECTION V.  PARKING

5.01	General

Landlord agrees at its own expense to construct and maintain or cause to be constructed or maintained an automobile parking garage and other parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking garage and other parking areas during the term of this Lease for the benefit and use of the customers and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. Wherever the words “automobile parking area” are used in this Lease it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stall, driveways, entrances and exits and sidewalks, pedestrian passageways in conjunction therewith and other areas designated for parking. Landlord shall keep said automobile parking area in a neat, clean, and orderly condition, properly lighted and landscaped, and shall repair any damage to facilities thereof. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property within such motor vehicles, unless caused by the negligence or willful act of Landlord, its agents, servants, and employees. Landlord shall also have the right to reasonably establish, and from time to time to change, alter and amend, and to enforce against all users of said automobile parking area such reasonable rules and regulations (including the exclusion of employee parking there from) as may be deemed necessary and advisable for the proper and efficient operation and maintenance of said automobile parking area. The rules and regulations herein provided shall include, without limitation, the hours during which the automobile parking area shall be open for use; provided however, that said automobile parking area shall be open from 7:00 a.m. to 7:00 p.m. except Saturday afternoon, Sundays and holidays.

Landlord may, if in its opinion the same be advisable, establish for the automobile parking area, a system or systems of charged validation or other operation, including, but not limited to, a system of reasonable charges against non-validated parking checks of users. Tenant shall comply with such system and all rules and regulations established by Landlord in conjunction with such system in its use and in the use of its customers and patrons with respect to said automobile parking area; provided, however, that such system and such rules and regulations shall apply equally and without discrimination to all persons entitled to the use of said automobile parking area. In the event Landlord installs a system of validation and charges for parking, Landlord shall make arrangements with Tenant to exempt Tenant and Tenant’s employees, agents, bona fide customers, patrons and service-suppliers of Tenant from all parking charges.

Landlord initial	/CM/

Tenant initial	/KM/

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Landlord shall at all times during the Term of this Lease have the sole and exclusive control of the automobile parking area, and may at any time and from time to time during the Term hereof exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant, its employees, agents, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of said area in accordance with any reasonable rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant referred to in this Article shall at all times be subject to the rights of Landlord and the other tenants of Landlord to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations and to permit the use of any of said area only for normal parking and ingress and egress by said customers, patrons and service-suppliers to and from the Building.

Landlord shall at all times have the right and privilege of determining the nature and extent of the automobile parking area, whether toe same shall be surface, underground or other structure, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using toe automobile parking area, toe direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof.

5.02	Employee Parking

It is understood that toe employees of Tenant and toe other tenants of Landlord within toe Building shall not be permitted to park their automobiles in toe portions of toe automobile parking area which may from time to time be reasonably designated for visitors to toe Building and that Landlord shall at all times have the right to establish reasonable and non-discriminatory rules and regulations for employee parking. Landlord shall furnish, for employees of Tenant, either within the automobile parking area, or reasonably close thereto, free of charge, toe number of parking spaces designated in paragraph 1.04.

5.03	Visitor Parking

Landlord agrees to provide within toe automobile parking area eleven parking spaces, which upon Tenant’s request may be reserved for toe visitors of the Building. Said spaces shall be reserved to visitors doing business in toe Building and unless otherwise provided, employees and other users of toe automobile parking area who are not patrons doing business in the building shall be prohibited from using said spaces. Said spaces shall be located with easy access to toe Building.

5.04	Other Parking Users

Except of the parking spaces requested to be reserved for visitors of toe Building, Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize said automobile parking area; provided, however, that in no event shall the number of spaces in the automobile parking area provided for visitors of Building or employees of Tenant be less than the number set forth in paragraph 1.04 and 5.03. Further, in the event of the use of said automobile parking area by such other persons, such other persons shall pay for said use in accordance with the terms established above. Notwithstanding the foregoing, should Tenant determine that it needs controlled access to parking space referred to in 1.04, Tenant may, at Tenant’s cost, develop a plan for restricted parking. Such plan shall not unreasonably restrict access of other Tenant’s and visitors. Such plan shall not significantly restrict access or parking for tenants in toe building, and must be submitted to Landlord for its approval, which approval shall not be unreasonably withheld.

SECTION VI. ASSIGNMENT, SUBLET, RECAPTURE OF PREMISES.
MORTGAGE BY LANDLORD, SUBORDINATION, ATTORNMENT,
ESTOPPEL CERTIFICATE, NOTICE TO MORTGAGEE, SALE BY LANDLORD

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6.01	Assignment and Subletting

Tenant shall not assign this Lease without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises or any portion thereof without Landlord’s prior written consent to any affiliate or wholly owned subsidiary of Tenant or to any entity which shall acquire a business segment of Tenant of which Tenant’s operation at the Premises is a part. Tenant shall not have the right to sublet, at any time and from time to time, all or any part of the Premises to any unaffiliated entity without Landlord’s prior approval

6.02	Mortgage by Landlord

Subject to the provisions of 6.03 hereinafter set forth, Landlord shall have the right to transfer, assign, mortgage or convey in whole or in part the Building and any and all of its rights under this Lease.

6.03	Rights of Mortgagee

Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other voluntary hypothecation arising out of any security instrument duly executed by Landlord charged against the Land, Building and Premises, or any portion or portions thereof, and to execute at any time and from time to time such documents as may be required to effectuate such subordination; provided, however, that Tenant shall not be required to effectuate any such subordination or other document hypothecating any interest in the Land, Building or Premises unless the mortgagee or beneficiary named in such mortgage or deed of trust shall first enter into a Subordination, Attornment and Non-Disturbance Agreement

6.04	Attornment

If the interest of Landlord is transferred to any person or entity whether by way of a sale of the property or by reason of foreclosure or other proceedings for enforcement of any mortgage, deed of trust or security interest or by delivery of a deed in lieu of foreclosure or other proceedings, Tenant shall be subject to receiving the Non-Disturbance Agreement of such transferee, as set forth in Section 6.03 above, immediately and automatically attorn to such person or entity, and, in such event, Tenant’s right to possession of the Premises shall not be disturbed. In event of such transfer, this Lease and Tenant’s rights hereunder shall continue undisturbed so long as Tenant is not in default.

6.05	Estoppel Certificate

Tenant shall any time and from time to time upon not less than fifteen (15) days prior notice from Landlord or Landlord’s mortgagee, execute, acknowledge and deliver a written statement certifying that this Lease is in full force and effect subject only to such modifications as may exist; and, Tenant is in possession of the Premises and is paying rent as provided in this Lease; and, the date to which rent is paid in advance; and, there are not, to the signatory’s knowledge any uncured defaults on the part of the Landlord, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective transferee or encumbrance of all or any portion of the Building, or any assignee of such persons. If Tenant fails to timely deliver such statement, Tenant shall be in default hereunder and deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord and that there are no uncured defaults in Landlord’s performance.

6.06	Notice to Landlord

In the event of any act or omission by Landlord which would give Tenant the right to damages or terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises, Tenant shall not commence action or terminate until it shall have given written notice to Landlord and until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord, his agents or employees, shall be entitled to enter the Premises and do whatever may be necessary to remedy such act or omission. Landlord must initiate actions to commence the appropriate remedy within 30 days after having received Tenants notice. During the period following the giving of such notice and during the remedying of such act or omission, the rent shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

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6.07	Sale by Landlord

A sale, conveyance or assignment of the Building shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date and Tenant shall thereafter look solely to Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord’s successor in interest there under.

6.08	Modifications for Lender

If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, or, in Tenant’s opinion, adversely affect the leasehold interest hereby created in a material and negative fashion.

SECTION VII, MAINTENANCE AND REPAIRS, RIGHT OF ENTRY,
ALTERATIONS, LIENS, SIGNS

7.01	Maintenance and Repairs by Tenant

Tenant shall maintain the interior of the Premises and any alterations and additions to the Premises in good condition , reasonable wear and tear and damage or destruction by fire or other casualty and failure of Landlord to repair as may be required hereunder excepted. Tenant shall bear the cost to repair or replace any damage or injury to the interior of the Premises or the Building caused by Tenant, its agents, employees or invitees to the extent not covered by or required to be carried by Landlord hereunder. All maintenance and repairs made by Tenant shall be performed only by licensed contractors first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall require its contractor to comply with any reasonable Landlord’s regulations regarding all work to be performed. Tenant agrees not to make repairs at Landlord’s expense, except following written notice to Landlord of needed repairs which are Landlord’s responsibility under this Lease, and Landlord’s failure to complete such repairs within ten (10) days after Tenant gives Landlord notice of need for such repair .Notwithstanding the foregoing, if the repair complained of shall be of such a nature that the same cannot be completely remedied or cured within such ten-day period, then such default shall not be enforceable default against Landlord for the purpose of this Paragraph if Landlord shall have commenced curing such default within such ten-day period and shall proceed with reasonable diligence and in good faith to remedy the default complained of. Tenant may deduct the reasonable cost of said repairs from amounts due Landlord.

7.01-1	Landlord’s Right to Maintain or Repair

If, within ten days after written notice to Tenant by Landlord, Tenant or Tenant’s insurer fails to repair or replace any damage to the premises or building caused by Tenant, its agents, employees or invitees, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made.

7.02	Landlord’s Right of Entry

Subject to any reasonable security and crisis management regulations of Tenant, Landlord, its agents or employees shall have the right to enter the premises at reasonable hours and upon not less than 24 hours prior notice to make inspections, alterations, or repairs to the Building or the Premises. In the event of emergency, where notice is not practical, Landlord, its agents or employees shall have the right of entry at any time and may perform any acts related to safety, protection, preservation or improvement of the Building or the Premises. Except for repair of casualty damage and except for unreasonable interference by Landlord with the use of and access to the Premises, Tenant shall not be entitled to any abatement or reduction of rent because of work performed within the Building or Premises by Landlord. During the last six months (180 days) of the term of this lease and at any time after notice of termination of this lease has been given as provided herein Landlord may, at all reasonable times, enter the Premises as provided herein for the purpose of displaying the Premises to Prospective tenants. It is specifically agreed that if Tenant reasonably requests that Landlord enter at another time, Landlord shall, if feasible, comply with such. request Landlord shall attempt to minimize any disturbance to Tenant’s use and possession of the Premises in the instance of any activities hereunder.

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7.03	Maintenance by Landlord

Landlord shall repair, replace and maintain, and keep in first class operating condition the common areas, the Building’s Plumbing, heating, ventilating, air conditioning, elevators, electric and gas systems external and structural parts of the Building which do not comprise a part of the interior of the Premises and are not leased to others, janitor and equipment closets, and shafts within the Premises designated by Landlord for use by it in connection with the operation and maintenance of the Building. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner consistent with first class office buildings, but Landlord shall not be liable for any damages direct or indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the act or omission or the negligence of Landlord, its servants, agents or employees.

7.04	Alterations by Tenant

Except for improvement costs agreed upon on Exhibit “B” Tenant, at its expense, may make changes, additions and improvements to Premises provided any change, addition or improvements shall:

a.  be made only with prior written consent of Landlord which shall not be unreasonably withheld or delayed;

b.   comply with all governmental requirements;

c.  equal or exceed the current construction standard for the building; and

d.  be performed by a licensed contractor first approved by and in accordance with reasonable regulations set forth by Landlord and, who, if requested, will prior to commencing work, deliver to Landlord evidence of insurance coverage in amount and form reasonably satisfactory to Landlord.

All work performed shall be done in such a manner as to not disturb the operation of the Building or of any other tenants situated in the Building. Following completion of any changes, additions or improvements, Tenant shall furnish Landlord with current “as-built” drawings and specifications for Premises reflecting such changes, additions or improvements made to the Premises. Tenant shall pay any increase in real estate taxes or insurance premiums on the Building directly attributable to such change, addition or improvement

7.05	Alterations by Landlord

Provided that Landlord shall not interfere with or restrict Tenant’s use and possession of or access to the Premises and the Tenant’s parking or visitor parking, Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, additions, improvements, repairs or replacements in or to the Building (including the Premises if required so to do by any law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators and stairways thereof, or after reasonable notice, to change the name, number and designation by which the Building is commonly known, as Landlord may deem reasonably necessary, and to change the arrangement or location of entrances or passageways, doors and doorways and corridors; provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenants. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement complying with any law, order or requirement of any government or other authority and nothing contained in this Article shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof other than as otherwise provided in this Lease.

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7.06	No Eviction

Except as otherwise provided in this lease Section 7.05, there shall be no allowance to Tenant for diminution of rental value and no claim by Tenant for eviction from the Premises by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, replacements or improvements made to the Premises. Landlord shall not be liable to Tenant for failure to make repairs to the Premises occasioned by the act or neglect of Landlord or its employees unless Landlord has received from Tenant written notice of the need for such repairs and has failed to commence and diligently complete such repairs within a reasonable time thereafter.

7.07	Liens

Tenant shall not cause liens of any kind to be filed or placed against the Premises or the Building. If any liens are filed and such liens are the result of any act, directive or action of Tenant, its agents or employees, Tenant shall with thirty (30) days of notice of filing thereof, at Tenant’s sole cost and expense, take whatever action necessary to cause such lien to be satisfied by payment, bond or otherwise and Tenant shall hold Landlord and premises free and harmless from all liability for any and all such liens and claims and all costs and expenses in connection therewith. If Tenant fails to take such action for more than thirty (30) days, Landlord may take any action necessary to discharge said liens and Tenant shall pay Landlord’s full expense including reasonable attorney’s fees for all actions to secure such discharge.

7.08	Signs

Tenant shall not display, inscribe, paint or affix any sign, picture, advertisement or notice visible from anywhere outside the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. If consented to by Landlord any such sign shall be painted by a sign painter reasonably approved by Landlord and shall be maintained by Tenant during Tenant’s occupancy of the Premises. All costs for production, installation, maintenance and removal shall be Tenant’s responsibility. Tenant shall remove all such approved signs upon vacating the Premises and any damage caused by such removal shall be immediately repaired

SECTION VIII. INSURANCE, INDEMNITY, SUBROGATION

8.01	Insurance and Indemnity

Tenant’s Insurance. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Leased Premises or any part thereof insurance policies providing at least the following coverage:

a.   Commercial general liability insurance, in occurrence from, insuring Tenant against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use of occupancy of the Leased Premises or the business operated by Tenant thereof, to afford protection with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000);

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b.   Worker’s compensation and similar insurance offering statutory coverage and containing statutory limits and employer’s liability insurance in form and amount deemed reasonable by Tenant in the exercise of its prudent judgment

All furnishings, fixtures, equipment, effects and property of every kind and description of Tenant and of persons claiming by or through Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and no part of loss or damage thereto for whatever cause is to be charged to or borne by Landlord.

Such policies will be maintained with companies rated B(+) or better by Bests Insurance Guide or such other as is reasonably acceptable to Landlord. Tenant shall deposit certificates of such required insurance, which shall name Landlord and Landlord contract property management company as additionally insured, with Landlord prior to the earlier to occur of (a) the Commencement Date, or (b) Tenants occupancy of the Lease Premises, which policies shall contain a provision stating that such policy or policies shall not be canceled or altered except after the insurer shall endeavor to give thirty (30) days’ written notice to Landlord. Tenant shall have the right to provide the coverage required herein under blanket policies provided that the coverage afforded to Landlord shall not be diminished by reason thereof.

8.02	Landlord’s Insurance

Landlord, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect insurance policies providing at least the following coverage:

a.   commercial general liability insurance, in occurrence form, insuring Landlord against liability for injury to or death of a person or persons, and for damage to or destruction of property, to afford protection with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000);

b.   standard all-risk property and casualty insurance, insuring the Building and all other improvements on the land against those risks normally encompassed in all-risk policy, as well as a reasonably prudent owner of similar commercial buildings in the locality where the Building is located would normally insure against, such insurance to provide for the payment of full replacement cost in the event of a total destruction of the Building and other improvements so as to ensure the availability of sufficient funds to repair and restore the Building and other improvements to their condition immediately prior to any damage or destruction; and

c.   worker’s compensation and similar insurance offering statutory coverage and containing statutory limits and employer’s liability insurance in form and amount deemed reasonably by Landlord in the exercise of its prudent business judgment

8.03	Waiver of Recovery

Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any structure, building, or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, even though such damage or loss might have been occasioned by the negligence of such other party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required of such party to be covered by insurance pursuant to this Lease. Landlord and Tenant each represent to the other that their present insurance policies now in force permit such waiver.

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8.04	Indemnity

Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provisions of paragraph 8.03 hereinabove.

a.   Landlord does hereby agree to indemnify, protect, defend, save and hold harmless Tenant, its officers, directors, agents and employees, from and against liabilities, obligations, claims, actions, demands, fines, suits, judgments, penalties, damages and losses (including all of the costs, fees and expenses connected therewith or incident thereto) for death of or injury to any person whomsoever and for loss of damage to, or destruction of any property whatsoever (including loss of use thereof) arising out of the negligent or willful act or omission of Landlord, its officers, partners, employees, agents or contractors as they relate to the Building and/or the leased Premises; and

b.  Tenant does hereby assume liability for, and does hereby agree to indemnify, protect, defend, save and hold harmless Landlord, its officers, directors, agents and employees, from and against any and all liabilities, obligations, claims, actions, demands, fines, suits, judgments, penalties, damages and losses (including all of the costs, fees and expenses connected herewith or incident thereto) for death of or injury to any person whomsoever and for loss of, damage to, or destruction of any property whatsoever (including loss of use thereof) arising out of the negligent or willful act or omission of Tenant, its officers, partners, employees, agents or contractors as they relate to the use and/or occupancy of the leased Premises and/or the Building.

SECTION IX, DAMAGE AND DESTRUCTION

9.01	Damage and Destruction

If either the Building or Premises shall be destroyed or damaged in any way by fire, flood, tornado or by the elements, Landlord shall, at its own cost and expense and in conformance with all applicable laws and ordinances, promptly repair, rebuild and restore same to at least as good a condition in which they existed immediately prior to such destruction or damage and, from the date of such destruction or damage until such time as the Building and Premises are repaired and restored as aforesaid, all rent and other charges payable hereunder shall be equitably abated from the date of such destruction or damage in the proportion and to the extent that the Premises are unusable by Tenant for its purposes as elsewhere herein stated. Notwithstanding the foregoing, however, in the event that said Premises and/or Building are destroyed or damaged to such an extent that the same cannot be repaired and restored as aforesaid within ninety (90) days of said destruction or damage, either party may terminate this Lease as of the date of said destruction or damage by giving written notice thereof to the other within twenty (20) days of said destruction or damage.

SECTION X. CONDEMNATION

10.01	Condemnation: Award: Termination

If the Building or Premises including use of parking facilities shall be taken or condemned for any public purpose, or for any reason whatsoever, or by private purchase in lieu thereof by a condemning authority to such an extent as to render either or both or the Premises more than 15% thereof untenantable, either Landlord or Tenant shall have the option to terminate this Lease effective as of the date of taking or condemnation. If the taking or condemnation does not render the Building and the Premises untenantable, this Lease shall continue in effect and Landlord shall continue in effect and Landlord shall promptly restore the portion not taken to the extent possible to the condition existing prior to the taking. If as a result of such restoration, the area of the Premises is reduced, the rental shall be reduced proportionately. All proceeds from any taking or condemnation relating directly to the value of the Building shall be paid to Landlord. Tenant waives all claim against such proceeds provided that nothing herein shall prohibit Tenant from taking independent action against the condemning authority for to waive any damage or cost to which Tenant is entitled.

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SECTION XI. SURRENDER OF PREMISES

11.01	Surrender at Expiration

Upon termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver Premises to Landlord in as reasonably good repair and condition as at the commencement of Tenant’s occupancy, reasonable wear and tear and damage or destruction by fire or other casualty, or failure of Landlord to repair, condemnation effects excepted. Tenant shall deliver all keys and access cards to the Premises to Landlord.

11.02	Title to Improvements

All alterations, additions or improvements, whether temporary or permanent, made in or upon the Premises either by Landlord or Tenant, shall be Landlord’s property on termination and shall remain on the Premises without compensation to Tenant

11.03	Removal of Furniture: Trade Fixtures: Abandonment

11.03-1    Personal Property

Before surrendering possession of the Premises as aforesaid, Tenant shall without expense to Landlord, remove or cause to be removed from the Premises all signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed therein, and all debris and rubbish, and Tenant shall repair all damage to the Premises resulting from such removal. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease, or otherwise. If Tenant fails to remove any of its signs, furnishings, equipment, trade fixtures, merchandise or other personal property within ten (10) days after the expiration or termination of this Lease, then Landlord may, at its sole option (1) treat Tenant as a holdover, in which event, the provisions of the Article of this Lease regarding Holding Over shall apply, (2) deem any or all of such items abandoned and the sole property of Landlord, or (3) remove any or all of such items and dispose of same in any manner or store same for Tenant, in which event the reasonable expense of such disposition or storage shall be borne by Tenant and shall be immediately due and payable.

11.03-2    Fixtures. Equipment and Improvements

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant or both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease. Such fixtures, equipment, improvements and appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, molding, doors, vaults (exclusive of vault doors), plumbing systems, electrical systems, lighting systems, cooling systems, ventilating systems, sprinkling systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations. Notwithstanding the foregoing, Tenant’s telephone system and tenant fixtures and equipment are specifically defined as personal property, and use and/or removal shall be at Tenant’s discretion.

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SECTION XII. DEFAULT, EVENTS, REMEDIES

12.01	Events of Default

The following events shall constitute a default under this Lease:

12.01-1	Failure of Tenant to make any payment of rent or other required payment, when due, and such failure continues for a period of five business days after receipt by Tenant of written notice specifying such default from Landlord;

12.01-2	Abandonment of all or a substantial portion of the Premises coupled with a failure to pay rent as and when due;

12.01-3	Failure of Tenant to comply with any provision of this Lease, other than payment of rent, and such failure shall continue for fifteen (15) days after receipt by Tenant of written notice from Landlord;

12.01-4	The making of an assignment or general arrangement for the benefit of creditors by Tenant or guarantors of Tenant’s obligations;

12.01-5	The involuntary filing by Tenant or a guarantor of Tenants obligations of a petition under any section or chapter of the present Federal Bankruptcy Act or amendment thereto or under any similar law or statute of the United States or any state or province thereof, or the adjudication of Tenant or guarantor of Tenant’s obligations as a bankrupt or insolvent in proceedings filed against Tenant or guarantor, and such adjudication shall not have been vacated, set aside or stayed within sixty (60) days;

12.01-6	The voluntary filing by Tenant or a guarantor of Tenants obligations of a petition under any section or chapter of the present Federal Bankruptcy Act (or Canadian equivalent) or amendment thereto or under any similar law or statute of the United States (or Canada) or any state or province thereof,

12.01-7	The involuntary appointment of a receiver or trustee for all or substantially all the assets of Tenant or any guarantor of Tenant’s obligations and such receivership shall not have been terminated or stayed within thirty (30) days;

12.01-8	The voluntary appointment of a receiver or trustee for all or substantially all the assets of Tenant or any guarantor of Tenant’s obligations;

12.01-9	The attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days; and

12.01-10	Tenants’ willful submission to Landlord of false financial statement(s).

12.02  Remedies in Event of Default

Upon the occurrence of any event of default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy by law or this Lease:

12.02-1	Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Tenant or anyone occupying the Premises and its effects without being liable to prosecution or any claim for damages. Tenant agrees to indemnify Landlord for all loss and damage suffered by Landlord because of such termination whether through inability to relet the Premises or otherwise, including any loss of rent for the remainder of the term of this Lease.

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12.02-2	Declare the entire amount of all rent which would have become due and payable immediately, in which event Tenant agrees to pay the same to Landlord immediately. Such payment shall constitute payment in advance of the rent stipulated for the remainder of the lease term. Acceptance by Landlord of the payment of such rent shall not constitute a waiver of any then existing default thereafter occurring.

12.02-3	Enter upon and take possession of the Premises without terminating this Lease and without being liable for any claim for damages. Landlord may relet all or any portion of the Premises for such term and upon such terms as Landlord sees fit and receive the rent, in which event Tenant shall pay all reasonable costs of reletting the Premises and any deficiency arising by reason of such reletting; provided however, that Landlord shall use reasonable diligence in its efforts to relet the Premises and Landlord’s failure to do so shall not release Tenant’s liability for rent or damages that could have been avoided if Landlord had done so. If Landlord elects to enter and relet the Premises the Landlord may at any time thereafter elect to terminate this Lease for Tenant’s default. If Landlord takes possession of the Premises, Landlord shall have the right to rent any other available space in the Building before reletting or attempting to relet the Premises.

12.02-4	Landlord may do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises without being liable to prosecution or claim for damages in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any reasonable expenses which Landlord may incur in complying with the terms of this Lease on behalf of Tenant Tenant agrees that Landlord shall not be liable for any damages to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

12.02-5	All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver by Landlord of a breach of any of the terms, covenants or conditions of this Lease by Tenant shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts of Tenant

SECTION XIII. MISCELLANEOUS PROVISIONS

13.01	Waiver

The failure either of Landlord or Tenant to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any option herein conferred in any one or more instances, shall not be considered to be a waiver or relinquishment of such performance by Tenant or Landlord or right of Landlord or Tenant, and all covenants, agreements and options shall remain in full force and effect

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13.02	Holding Over

If Tenant shall continue to occupy the Premises after expiration or sooner termination of this Lease, Tenant shall pay rent for each month of continued occupancy an amount equal to one and one-half times the rent being paid for the month the Lease expires or is terminated. No receipt of money by Landlord from Tenant after expiration or termination of this Lease shall reinstate or extend this Lease or affect any prior notice given by Landlord to Tenant. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding Tenant founded on or resulting from such failure to surrender.

13.3	Landlord Paving Claim

Should Tenant fail to pay and discharge as may be required hereunder, when due and payable, any tax or assessment, or any policies which Tenant is obligated to pay, or any lien or claim for labor or material employed or used in, or claim for damages arising out of repair, alterations, maintenance and use of the Premises, as provided in this Lease, after fifteen (15) days from receipt of written notice from Landlord, then Landlord may, at its option, and without waiving or releasing Tenant from any of Tenant’s obligations hereunder, pay any such tax, assessment, lien, claim, or charge, or settle or discharge any action therefore or satisfy any judgment thereon. All costs, expenses and other sums, incurred or paid by Landlord in connection therewith, together with interest at the rate of fourteen percent (14%) per annum on such costs, expenses and sums from the date incurred or paid by Landlord, shall be deemed to be additional rent hereunder and shall be paid by Tenant with and at the same time as the next installment of rent hereunder, and any default therein shall constitute a breach of the covenants and conditions of this Lease.

13.04	Notices

All notices under this Lease shall be in writing and delivered in person or sent by prepaid registered or certified mail to Landlord and to the Tenant at the addresses specified in paragraph 1.02, or such addresses as hereafter may be designated by either party in writing. Except as expressly otherwise provided herein notices mailed shall be deemed given on the date of mailing.

13.05	Prevailing Party

The non prevailing party shall pay to Landlord or Tenant upon demand all reasonable attorney fees and all reasonable expenses and court costs of prevailing party incurred in enforcing any of the obligations of Landlord or Tenant under this Lease.

13.06	Designated Parties

Landlord may act in any matter provided for herein by its property manager or any other person who shall from time to time be designated by Landlord by notice to Tenant Tenant may designate in writing a person to act on its behalf in any matter provided for herein and may, by written notice, change such designation. In the absence of such designating the person or persons executing this Lease for Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

13.07	Successors

All covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

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13.8	Joint and Several Liability

If there is more than one Tenant, the obligations imposed by this Lease upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations, the obligations imposed on Tenant shall be joint and several obligations of Tenant and guarantor. Landlord need not first proceed against the Tenant before proceeding against guarantor. The guarantor shall not be released from its guaranty for any reason whatsoever including amendments to the Lease, waivers of default of Tenant, failure to give guarantor any notices to be given Tenant or release of any part liable for payment of Tenant’s obligations under this Lease.

13.09	Merger

The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Landlord and Tenant shall not work a merger, and shall at Landlord’s option terminate all or any subleases or sub-tenancies, Landlord’s option shall be exercised by notice to Tenant and all known tenants under any sublease or sub-tenancy.

13.10	Relationship of Parties

Nothing contained in this Lease shall create any relationship between the Landlord and Tenant other than that of Landlord and Tenant, and it is acknowledged and agreed the Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of Tenant’s business, or a joint venture or a member of a joint or common enterprise with Tenant.

13.11	Entire Agreement: Captions

It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease which are not incorporated herein. It is agreed between the parties that this Lease shall not be altered, waived, amended or extended, except by a written agreement signed by Landlord and Tenant. The captions contained in this Lease are for convenience of reference only and in no way limit or enlarge the terms or conditions of this Lease.

13.12	Severability

If any clause or provision of this Lease is held to be illegal, invalid or unenforceable under present or future law effective during the term of this Lease, the remainder of this Lease shall not be affected thereby. In lieu of such clause or provision held to be illegal, invalid or unenforceable, there shall be added, as a part of this Lease, a clause or provision as similar in terms as possible which shall be legal, valid and enforceable.

13.13	Gender

Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

13.14  Building Name

Landlord reserves the right at any time and from time to time to change the name by which the Building is designated.

13.15	Brokerage

The parties recognize as the broker who negotiated this lease the firm(s) whose name is stated in paragraph 1.08 of SUMMARY OF LEASE AGREEMENT, SECTION I, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefore unless written provision to the contrary has been made a part of this Lease. Other than the broker or real estate agent stated in paragraph 1.08, if Tenant has dealt with any other person or real estate broker in respect to leasing or renting space in the Building, it shall be solely responsible for payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto.

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13.16	Corporate Authority

If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state in which the Premises are situated. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has authority to do so and fully obligate Tenant to all terms and provisions of this Lease. Tenant shall furnish Landlord with a certified copy of resolutions of the Board of Directors, or alternatively, an opinion of counsel that person or persons executing this Lease on Tenant’s behalf has the authority to do so. Landlord represents and warrants that it has authority to execute this Lease and create a binding obligation on Landlord.

13.17	Force Majeure

Except as otherwise expressly provided for in this Lease, Landlord and Tenant shall be excused for the period of any actual delay in the performance of any of its obligations hereunder when prevented from so doing by a cause or causes beyond their control, including, without limitation, strikes; war; governmental regulations or controls; fire or other casualty; acts of God; but nothing contained herein, however, except as otherwise expressly provided for in this lease, shall excuse Landlord from providing the services required to be provided under Section 4.05 above or Tenant from paying Fixed Rent, additional rent and other charges when due. Any party affected by Force Majeure shall give prompt written notice to the other party describing the Force Majeure circumstances and its anticipated effect and shall use commercially practicable efforts to eliminate or reduce the effect of such Force Majeure event

13.18	Hazardous Material

(a)   Landlord warrants and represents that any use, storage, treatment or transportation of “Hazardous Substances” (as hereafter defined) which has occurred in, on or about the Land, Premises or Building prior to the date of this Lease has been in compliance with all applicable federal, state and local laws, regulations and ordinances. Landlord additionally warrants and represents that to the best of its knowledge no release, leak, discharge, spill disposal or emission of Hazardous Substances has occurred in, on or about the Land, Premises or Building, and that the Premises are free of Hazardous Substances as of the date hereof.

(b)    Landlord shall indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising prior to, during or after the lease term from or in connection with the presence or suspected presence of Hazardous Substances in, on or about the Land, Premises or Building, except to the extent that the Hazardous Substances are present as a result of acts of Tenant, Tenant’s agents employees, contractors or invitees.

(c)  Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the Premises in violation of applicable law by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in an office environment and/or are necessary to Tenant’s business. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substances. Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the lease term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Premises by Tenant, Tenant’s agents, employees, contractors or invitees. Tenant shall not be responsible for any hazardous material which existed in the Premises prior to Tenant’s original buildout and occupancy of space which has become part of the Premises in this Lease, or Tenant’s possession of the Premises, or for Hazardous Substances or materials, if any, which may have been part of the buildout of the Premises in accordance with the attached Exhibit C.

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(d)  Notwithstanding anything to the contrary state hereinabove, the indemnification contained in subparagraphs (b) and (c) above shall not include any consequential damages incurred by either Landlord or Tenant, but shall expressly include, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. The indemnification contained herein shall survive the expiration of the term of this Lease, but shall terminate three (3) years after such expiration except with respect to any specific claims which have been given in writing by either party to the other prior to the expiration of said three-year period.

(e)  As used herein, “Hazardous Substances” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any state or local government or by the United States government “Hazardous Substances” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local government law. “Hazardous Substances” include but is not restricted to asbestos, polychlorinated biphenyls “PCBs”) and petroleum products.

13.19	Recording

If this Lease, in order to be valid and binding against purchasers, mortgagees or other third parties, is required to be recorded or registered, Landlord shall effect the same without charge to Tenant. It is understood and agreed that this Lease is not in recordable form, but the parties hereto agree that if same is to be recorded as hereinabove provided they shall either execute further copies of this Lease which shall be in recordable form or, in the alternative, execute a short form of this Lease if such is permitted to be recorded in the jurisdiction where the Premises lie. Landlord shall be responsible for protecting Tenant in this area, so that in the event a third party shall asset a claim to the effect that by reason of this Lease not being property of record Tenant no longer has any right to occupy and use the Premises in accordance with the terms hereof. Landlord shall defend and indemnify and save Tenant harmless from all loss, cost and expenses in connection therewith.

13.20  Computation of Time Periods

All periods of time referred to in this Lease shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

13.21	Incorporation of Exhibits

All of the exhibits referenced in and attached to this Lease Agreement are and shall be considered and deemed to be incorporated in and made an integral part of this Lease.

13.22  Consents and Approvals

Whenever in this Lease Landlord or Tenant is required to give consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give reasonable consent, the other party shall be entitled to specific performance and shall have such other remedies as are reserved to such party under this Lease.

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13.23     Renewal Option   Tenant shall be granted one Option to extend it initial Lease Term for an additional period of three (3) years. Tenant will provide Landlord advance written notice prior to six (6) months of the initial Lease Term expiration date. Terms and condition to remain the same with the exceiption of the base rent which shall be mutually agreed upon.

DATED This 30th day of September, 2022

LANDLORD:	MECHAM PARKVIEW ASSOCIATES L.L.C.
DBA PARKVIEW PLAZA OFFICE BUILDING

	By:	/s/ Craig W. Mecham
Craig W. Mecham, Managing Member

TENANT:	LEEWAY SERVICES, INC.
A NEVADA CORPORATION

	By:	/s/ S. Whitefield Lee
	Print name:	S. Whitefield Lee – President and CEO

	By:	/s/ Keith L. Merrell
	Print name:	Keith L. Merrell

	Its:	CFO

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EXHIBIT “B”
PERSONAL GUARANTY

In consideration of the making of this Lease by the Landlord with the Tenant at the request of the undersigned and in reliance on this Guaranty, the undersigned hereby guarantees the payment of the rent to be paid by the Tenant and the performance by the Tenant of all the terms, conditions, covenants and agreements of the Lease, and the undersigned promises to pay all the Landlord’s expenses, including reasonable attorney’s fees, incurred by the Landlord in enforcing all obligations of the Tenant under the Lease or incurred by the Landlord in enforcing this Guaranty. The Landlord’s consent to any assignment or assignments, and successive assignments by the Tenant and Tenant’s assigns, of this Lease, made either with or without notice to the undersigned, or a changed or different use of the demised premises, or Landlord’s forbearance, delays, extensions of time or any other reason whether similar to or different from the foregoing shall not release the undersigned from liability as guarantor.

Dated:	September 30, 2022
Print Name :	S. Whitfield Lee
By:	/s/ S. Whitfield Lee

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EXHIBIT “C”

BUILDING RULES AND REGULATIONS

1.	Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

2.	Tenant shall not use the Building for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

3.	Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

4.	Tenant shall not bring or keep within the Building any animal (except seeing, hearing or physical assistance animal(s), bicycle or motorcycle.

5.	Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food with a electric or gas stove or place or use any inflammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building without the prior written consent of Landlord. Landlord shall not be deemed to be unreasonable in withholding consent for activities that would limit or encroach upon other tenant’s rights to i) conduct business in a manner that is typical for the approved use, ii) rights of possession and quiet enjoyment of their premises, and iii) access or use of Building’s common areas, in accordance with the terms of their respective leases. Tenant shall comply with all rules, orders, regulations and requirements of the applicable Fire Rating Bureau, or any other similar body, and Tenant shall not commit any act or permit any object to be brought or kept in the Building which shall increase the rate of fire insurance on the Building or on property located therein.

6.	Tenant shall not use the Building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

7.	Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written reasonable consent of Landlord, and then only as Landlord may reasonably direct.

8.	Tenant shall not use in the Building any machines, other than standard office machines such as typewriters, calculators, copying machines and similar machines, without the prior written approval of Landlord. Landlord shall not be deemed to be unreasonable in withholding consent for activities that would limit or encroach upon other tenant’s rights to i) conduct business in a manner that is typical for the approved use, ii) rights of possession and quiet enjoyment of their premises, and iii) access or use of Building’s common areas, in accordance with the terms of their respective leases. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations or odors within the Building.

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9.	Tenant shall move all freight, supplies, furniture, fixtures and other personal property into, within and out of the Building only at such times and through such entrances as may be reasonably designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the Building and to exclude from the Building all such objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the Building in such a fashion as to unreasonably obstruct the activities of other tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenant shall not use in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from or within the Building, any hand trucks other than those equipped with rubber tires and side guards.

10.	Tenant shall not place within the Building any safes, copying machines, computer equipment or other objects of unusual size or weight, nor shall Tenant place within the Building any objects which exceed the floor weight specifications of the Building, without the prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings or such size as shall be prescribed by Landlord. Landlord acknowledges that Tenant will be required to comply with governmental regulations or directives relative to Tenant’s business operations, and Landlord agrees to make exceptions to the provisions of this paragraph to facilitate compliance with the same.

11.	Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided by Landlord (as needed) therefor. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter “Common Areas”) clean and free from rubbish.

12.	Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building, if such loitering would limit or encroach upon other tenant’s rights to i) conduct business in a manner that is typical for the approved use, ii) rights of possession and quiet enjoyment of their premises, and iii) access or use of Building’s common areas, in accordance with the terms of their respective leases.. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of the Landlord.

13.	Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s expense, and Landlord shall not be responsible therefor.

14.	Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the building, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors’ representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord’s supervision, approval and control before performance of any such service. This Paragraph 14 shall apply to all work performed in the Building, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building. Plans and specifications for such work, prepared at Tenant’s sole expense, shall be submitted to Landlord and shall be subject to Landlord’s prior written approval in each instance before the commencement of work All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of materials shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material soluble in water. The use of cement of other similar adhesive material is expressly prohibited.

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15.	Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Building by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the Building name.

16.	The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant, through placement of objects upon window sills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun’s rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety or lighting systems, or shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

17.	Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during nonbusiness hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on nonbusiness days Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

18.	Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant’s servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord’s employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services.

19.	All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant may be required to pay to Landlord a reasonable deposit as determined by Landlord from time to time for such keys, if Tenant’s requests for keys become excessive relative to the typical requirements of comparable tenants. Tenant shall not make duplicate copies of such keys. Absent Landlord’s prior consent, Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key- controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change.

20.	Access may be had by Tenant to the Common Areas and to the Premises at any time between the hours of 7:00 AM and 6:00 PM, Monday through Friday, and 8:00 AM and 12:00 PM on Saturday and Sunday. Access after 6:00 p.m. and prior to 7:00 a.m. to the Building may be refused unless the person seeking admission is known to the watchman in charge, if any, and/or has a pass or is properly identified. Tenant shall be liable for all persons for whom Tenant requests passes, and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building. In case of invasion, mob, riot, public excitement, or other serious commotion, Landlord reserves the right to temporarily prevent access to the Building for the safety of Tenants and protection of property in the Building.

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21.	For purposes hereof the terms “Landlord,” “Tenant,” “Building” and “Premises” are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant The term “Building” shall include the Premises, and any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Premises and to other parts of the Building.

22.	Notwithstanding anything to the contrary, these rules and regulations are in addition to, and shall not be construed to in any way modify or amend or limit, in whole or in part, the agreements covenants conditions and provisions of this Lease of the Premises.

23.	Whenever any approvals on consents by the Landlord are required hereunder, such approvals or consents shall not be unreasonably withheld or delayed.

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EXHIBIT “D”

TENANT IMPROVEMENTS

Landlord will fund $30,770.00 to Vision Builders upon satifactory completion of Tenant Improvements as defined in the attached bids. Tenant will pay, in addition to the monthly rental amount, $30,770.00 amortized over thirty six (36) months at an interest rate of 4.00 percent(4.00%) which equeates to Nine Hundred Eight Dollars and Forty Five Cents ($908.45). All penalties defined in the lease will apply to this obligation.

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VISION BUILDERS INC.

8687 SANDY PARKWAY
SANDY, UTAH 84070
801.261.4320 OFFICE
VISIONBUILDERSINC@GMAIL.COM

PROPOSAL

DATE
09/19/22

SUBMITTED TO:
MECHAM MANAGEMENT
PO BOX 512448
SLC, UT 84152

PROJECT
CONFERENCE ROOM

ITEM	DESCRIPTION	TOTAL
	OPTION TO CREATE NEW CONFERENCE ROOM, INCLUDING:	
DEMOLITION	REMOVE SECTION OF CEILING AND HEADERS, TO ACCOMMODATE NEW CONF. ROOM.	1,815.00
FRAMING	FRAME NEW WALLS TO CREATE 1 CONFERENCE ROOM, USING METAL STUDS.	2,156.00
ELECTRICAL	REWORK EXISTING LIGHTING AND SWITCHING TO NEW LAYOUT. INSTALL UP TO 4 NEW WALL OUTLETS AND 2 OPEN J BOXES FOR DATA. (LOW VOLTAGE DATA WIRING BY OTHERS)	1,485.00
H.V.A.C.	REWORK EXISTING HVAC SYSTEM TO NEW LAYOUT. (NO NEW VAV BOXES INCLUDED)	935.00
FIRE CONTROL	REWORK EXISTING FIRE SPRINKLER SYSTEM TO NEW LAYOUT.	1,045.00
DRYWALL	INSTALL NEW 5/8" DRYWALL ON NEW WALLS, FINISHED SMOOTH READY FOR PAINT. PATCH AND REPAIR AFFECTED WALLS.	4,015.00
PAINT	PAINT ALL AFFECTED AREAS TO MATCH EXISTING PAINT SCHEME.	1,628.00
CEILING TILE	INSTALL NEW CEILING GRID AND TILE TO MATCH EXISTING INSIDE CONFERENCE ROOM. PATCH AND REPAIR EXISTING AROUND OUTSIDE OF NEW CONFERENCE ROOM.	1,155.00
DOORS	INSTALL NEW GLASS WALL AND DOOR SYSTEM TO MATCH EXISTING EXECUTIVE OFFICE. APPROXIMATELY 10' WIDE BY 8' TALL WITH ONE 3' WIDE DOOR.	6,384.00
FLOOR COVERINGS	INSTALL NEW SLATE TILE BASE TO MATCH EXISTING ON NEW WALLS.	1,540.00
FEES	JOB COORDINATION AND OVERHEAD	2,160.00 0.00
		Total $24,318.00

ALL MATERIAL IS GUARANTEED TO BE AS SPECIFIED, AND THE ABOVE WORK TO BE PERFORMED IN ACCORDANCE WITH THE DRAWINGS AND SPECIFICATIONS SUBMITTED FOR ABOVE WORK AND COMPLETED IN A SUBSTANTIAL WORKMANLIKE MANNER. ANY ALTERATIONS OR DEVIATIONS FROM ABOVE SPECIFICATIONS INVOLVING EXTRA COSTS WILL BE EXECUTED UPON WRITTEN CHANGE ORDER OR VERBAL CONTRACT, AND WILL BECOME AN EXTRA CHARGE OVER AND ABOVE THE ESTIMATE. ALL AGREEMENTS CONTINGENT UPON STRIKES, ACCIDENTS,OR DELAYS BEYOND OUR CONTROL.

RESPECTFULLY SUBMITTED:

BY SIGNING THIS PROPOSAL I AUTHORIZE VISION BUILDERS INC. TO DO THE WORK AS OUTLINED ABOVE AND AGREE TO THE TERMS OF PAYMENT, IF FULL PAYMENT IS NOT RECEIVED WITHIN 30 DAYS OF INVOICE I AGREE TO A 1.5% MONTHLY FINANCE CHARGE OF UNPAID BALANCE. THIS PROPOSAL IS SUBJECT TO ACCEPTANCE WITHIN 14 DAYS AND IS VOID THEREAFTER.

DATE__________ SIGNATURE____________________________ PRINT/TITLE____________________________

VISION BUILDERS INC.

8687 SANDY PARKWAY
SANDY, UTAH 84070
801.261.4320 OFFICE
VISIONBUILDERSINC@GMAIL.COM

PROPOSAL

DATE
09/26/22

SUBMITTED TO:
MECHAM MANAGEMENT PO BOX 512448 SLC, UT 84152

PROJECT
GLASS SLIDING DOORS

ITEM	DESCRIPTION	TOTAL
	OPTION TO INSTALL GLASS SLIDING DOORS.	
DOORS	INSTALL 1 NEW CLEAR GLASS SLIDING DOORS ON EXISTING OFFICES.	3,852.00 0.00

Creating Dreams
VBI
Building Futures

	Total	$3,852.00

ALL MATERIAL IS GUARANTEED TO BE AS SPECIFIED, AND THE ABOVE WORK TO BE PERFORMED IN ACCORDANCE WITH THE DRAWINGS AND SPECIFICATIONS SUBMITTED FOR ABOVE WORK AND COMPLETED IN A SUBSTANTIAL WORKMANLIKE MANNER. ANY ALTERATIONS OR DEVIATIONS FROM ABOVE SPECIFICATIONS INVOLVING EXTRA COSTS WILL BE EXECUTED UPON WRITTEN CHANGE ORDER OR VERBAL CONTRACT, AND WILL BECOME AN EXTRA CHARGE OVER AND ABOVE THE ESTIMATE. ALL AGREEMENTS CONTINGENT UPON STRIKES, ACCIDENTS,OR DELAYS BEYOND OUR CONTROL.

RESPECTFULLY SUBMITTED:

BY SIGNING THIS PROPOSAL I AUTHORIZE VISION BUILDERS INC. TO DO THE WORK AS OUTLINED ABOVE AND AGREE TO THE TERMS OF PAYMENT, IF FULL PAYMENT IS NOT RECEIVED WITHIN 30 DAYS OF INVOICE I AGREE TO A 1.5% MONTHLY FINANCE CHARGE OF UNPAID BALANCE. THIS PROPOSAL IS SUBJECT TO ACCEPTANCE WITHIN 14 DAYS AND IS VOID THEREAFTER.

DATE__________ SIGNATURE____________________________ PRINT/TITLE____________________________

VISION BUILDERS INC.

8687 SANDY PARKWAY
SANDY, UTAH 84070
801.261.4320 OFFICE
VISIONBUILDERSINC@GMAIL.COM

PROPOSAL

DATE
09/26/22

SUBMITTED TO:
MECHAM MANAGEMENT PO BOX 512448 SLC, UT 84152

PROJECT
WOOD SWINGING DOORS

ITEM	DESCRIPTION	TOTAL
	OPTION TO INSTALL 1 NEW WOOD SWINGING DOORS ON EXISTING FRAMES.	
DOORS	CUT AND WELD NEW HINGE POCKETS AND DOOR STRIKE. INSTALL NEW WOOD DOORS AND HARDWARE TO MATCH EXISTING. PAINT DOOR JAMBS DUE TO WELDING.	2,600.00
		0.00

Creating Dreams VBI Building Futures

	Total	$2,600.00

ALL MATERIAL IS GUARANTEED TO BE AS SPECIFIED, AND THE ABOVE WORK TO BE PERFORMED IN ACCORDANCE WITH THE DRAWINGS AND SPECIFICATIONS SUBMITTED FOR ABOVE WORK AND COMPLETED IN A SUBSTANTIAL WORKMANLIKE MANNER. ANY ALTERATIONS OR DEVIATIONS FROM ABOVE SPECIFICATIONS INVOLVING EXTRA COSTS WILL BE EXECUTED UPON WRITTEN CHANGE ORDER OR VERBAL CONTRACT, AND WILL BECOME AN EXTRA CHARGE OVER AND ABOVE THE ESTIMATE. ALL AGREEMENTS CONTINGENT UPON STRIKES, ACCIDENTS,OR DELAYS BEYOND OUR CONTROL.

RESPECTFULLY SUBMITTED:

BY SIGNING THIS PROPOSAL I AUTHORIZE VISION BUILDERS INC. TO DO THE WORK AS OUTLINED ABOVE AND AGREE TO THE TERMS OF PAYMENT, IF FULL PAYMENT IS NOT RECEIVED WITHIN 30 DAYS OF INVOICE I AGREE TO A 1.5% MONTHLY FINANCE CHARGE OF UNPAID BALANCE. THIS PROPOSAL IS SUBJECT TO ACCEPTANCE WITHIN 14 DAYS AND IS VOID THEREAFTER.

DATE__________ SIGNATURE____________________________ PRINT/TITLE_________________________

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